AMENDMENT NO. 2 TO FINANCING AGREEMENT
This AMENDMENT NO. 2 TO FINANCING AGREEMENT ("Amendment") is dated as of August 27, 2015 and is entered into by and among LifeVantage Corporation, a Colorado corporation (the "Company"; together with each Subsidiary of the Company that executes a joinder agreement and becomes a "Borrower" under the Financing Agreement referred to below, each a "Borrower" and, collectively, and jointly and severally, the "Borrowers"), each domestic Subsidiary of the Company listed as a "Guarantor" on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" under the Financing Agreement or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement referred to below), each a "Guarantor" and, collectively, the "Guarantors"), the Lenders (as defined below) party hereto, TCW Special Situations, LLC, a Delaware limited liability company ("TCW"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").
W I T N E S S E T H:
WHEREAS, Borrowers, Guarantors, Agents and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into that certain Financing Agreement dated as of October 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Financing Agreement); and
WHEREAS, Borrowers have requested that Agents and Lenders amend the Financing Agreement as set forth herein, subject to the terms and conditions contained herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Financing Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations and warranties contained in Section 3 below, the Financing Agreement is hereby amended as follows:
(a)    Section 1.01 of the Financing Agreement is hereby amended to add the following defined term in the appropriate alphabetical order:
"Amendment No. 2 Effective Date" means August 27, 2015.
(b)    The defined term "Consolidated EBITDA" set forth in Section 1.01 of the Financing Agreement is hereby amended to amend and restate subclause (a)(xi) thereof in its entirety, with retroactive effect as of June 30, 2015, as follows:
(xi) (A) one-time non-recurring expenses relative to management severance and executive recruitment fees approved by Administrative Agent in its reasonable discretion in an aggregate amount not to exceed (1) $1,450,000 during any period of 4 consecutive fiscal quarters ending on or before June 30, 2015, (2) $2,350,000 during the period of 4 consecutive fiscal quarters ending September 30, 2015, (3) $2,350,000 during the period of 4 consecutive fiscal quarters ending December 31, 2015, (4) $1,650,000 during the period of 4 consecutive fiscal quarters ending March 31, 2016, and (5) $900,000 during the period of 4 consecutive fiscal quarters ending June 30, 2016 and (B) other one-time non-recurring expenses approved by the Administrative Agent in its reasonable discretion in an aggregate amount not to exceed $500,000 during any period of 4 consecutive fiscal quarters, minus
(c)        Section 2.03(g) of the Financing Agreement is hereby amended and restated in its entirety as follows:
(g)    In addition to any other payments required under this Agreement (including, without limitation, Sections 2.03(a) and (b)), the Borrowers hereby agree to make additional monthly principal payments of the Term Loan in the amount of $500,000 on the fifteenth day of each calendar month, commencing on October 15, 2015 and continuing until the Term Loan has been paid in full.
(d)        Section 2.05(c)(vi) of the Financing Agreement is hereby amended and restated in its entirety as follows:
(vi)    Within 3 Business Days following the last day of each calendar quarter, commencing on September 30, 2015 and continuing until the Loans have been paid in full, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with clause (d) below in an amount (to the extent a positive number) equal to (A) the aggregate amount of unrestricted cash on hand of the Loan Parties as of the close of business on the last day of such calendar quarter minus (B) $12,500,000.
(e)    Section 7.01(a) of the Financing Agreement is hereby amended to (i) delete the "and" at the end of subsection (xiii) thereof, (ii) redesignate subsection (xiv) thereof as subsection (xv), and (iii) insert new subsection (xiv) immediately following subsection (xiii) thereof as follows:
(xiv)    as soon as available and in any event no later than the first Business Day of each calendar week, commencing with the week immediately following the Amendment No. 2 Effective Date, (A) a weekly cash report summarizing cash balances by region as of the immediately preceding week, and (B) a report detailing such Loan Party's daily enrollments in each country in which such Loan Party is qualified to do business (1) by distributor and (2) by preferred customer, prepared on a daily basis for the preceding week and otherwise in form and substance reasonably satisfactory to Agents; and
(f)    Sections 7.03(c) and 7.03(d) of the Financing Agreement are hereby amended and restated in their entirety as follows:

(c)    Consolidated EBITDA. Permit Consolidated EBITDA of the Company and its Subsidiaries for any fiscal period set forth below to be less than the amount set forth opposite such period:

Fiscal Period End	Consolidated EBITDA
4 consecutive fiscal quarters ending September 30, 2015	$14,500,000
4 consecutive fiscal quarters ending December 31, 2015	$15,000,000
4 consecutive fiscal quarters ending March 31, 2016	$17,000,000
4 consecutive fiscal quarters ending June 30, 2016	$17,500,000
Each period of 4 consecutive fiscal quarters ending each September 30, December 31, March 31 and June 30 thereafter	$25,607,000

(d)    Liquidity. (i) At any time during the fiscal quarter ending September 30, 2015, permit Qualified Cash of the Company and its Subsidiaries to be less than $7,000,000, and (ii) at any time thereafter, permit Qualified Cash of the Company and its Subsidiaries to be less than $8,000,000.
2.        Conditions to Effectiveness. The effectiveness of this Amendment is subject to the concurrent satisfaction of each of the following conditions:
(a)    Administrative Agent shall have received a fully executed copy of this Amendment executed by Borrowers, Guarantors, Agents and Lenders;
(b)        Administrative Agent shall have received cash proceeds from Borrowers for application by Administrative Agent as a prepayment of the Obligations, which shall be applied against the remaining installments of principal due on the Loans in the inverse order of maturity, in an amount equal to $500,000;
(c)    Administrative Agent shall have received the Amendment Fee (as defined below);
(d)    Administrative Agent shall have received (i) the financial statements of the Company and its Subsidiaries for the fiscal quarter ended June 30, 2015 required to be delivered pursuant to Section 7.01(a)(ii) of the Financing Agreement and (ii) the compliance certificate required to be delivered simultaneously with the delivery of the financial statements for the fiscal quarter ended June 30, 2015 pursuant to Section 7.01(a)(iv);
(e)    Borrowers shall have paid all attorneys' fees and expenses incurred by counsel to the Agents for which an invoice has been delivered to Borrowers on or prior to the date hereof; and
(f)    after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.    Representations and Warranties. To induce Agents and Lenders to enter into this Amendment, each Loan Party represents and warrants to Agents and Lenders that:
(a)    the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable, on the part of such Loan Party and that this Amendment has been duly executed and delivered by such Loan Party;
(b)    this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and
(c)    the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).
4.    Amendment Fee. Borrowers shall pay to Administrative Agent, for the ratable benefit of the Lenders, a non-refundable amendment fee equal to $100,922.00 (the "Amendment Fee"), which Amendment Fee shall be due and payable and fully earned on the date hereof.
5.    Release. Each Loan Party hereby absolutely and unconditionally releases and forever discharges Agents and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise ("Claims"), which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured. Notwithstanding the foregoing, this release shall only apply to Claims known to a Loan Party as of the date of this Amendment.
6.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.    References. Any reference to the Financing Agreement contained in any document, instrument or Loan Document executed in connection with the Financing Agreement shall be deemed to be a reference to the Financing Agreement as modified by this Amendment.
8.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective deliver of such signature page.
9.    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Financing Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Financing Agreement. Except as expressly modified and superseded by this Financing Agreement, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
10.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWER:
LIFEVANTAGE CORPORATION By: Name: Title:
GUARANTOR:
LIFELINE NUTRACEUTICALS CORPORATION By: Name: Title:

Signature Page to Amendment No. 2 to Financing Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:
TCW SPECIAL SITUATIONS, LLC By: Name: Title:

LENDERS:
REGIMENT CAPITAL SPECIAL SITUATIONS FUND V, L.P. By: TCW Special Situations, LLC, acting solely as its investment manager By: Name: Title:

Signature Page to Amendment No. 2 to Financing Agreement

[CERBERUS AUS LEVERED II LP By: CAL II GP LLC Its: General Partner By: Name: Title:

CERBERUS OFFSHORE LEVERED I L.P. By: COL I GP Inc. Its: General Partner By: Name: Title:

CERBERUS ASRS FUNDING LLC By: Name: Title:

CERBERUS ONSHORE II CLO LLC By: Name: Title:

CERBERUS OFFSHORE LEVERED II LP By: COL II GP Inc. Its: General Partner By: Name: Title:

Signature Page to Amendment No. 2 to Financing Agreement

CERBERUS N-1 FUNDING LLC By: Name: Title: ]

Signature Page to Amendment No. 2 to Financing Agreement